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                                  EXHIBIT 99







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     NUMBER                                                         # of
       _                                                            SHARES
                                                                      --

                           FORT BROOKE BANCORPORATION
                              a Florida corporation


            10,000,000 Shares Common Stock, Par Value $.001 Per Share


         THIS CERTIFIES THAT ________________ is the registered owner of ___ shares of fully paid and non-assessable COMMON capital stock issued by FORT BROOKE BANCORPORATION (the "Corporation"), which shares shall be transferable on the books of the Corporation only by the holder hereof or by the Holder's duly authorized agent, and only upon surrender of this certificate in a properly endorsed condition.
         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this ____ day of _____ 199_.


------------------------------------     ---------------------------------------
      John D. Adams, Secretary                Richard H. Eatman, President


           Corporate Seal



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                          EXPLANATION OF ABBREVIATIONS

         The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN    As joint tenants with        TEN ENT     As tenants by the entireties
          right of survivorship and
          not as tenants in common     UNIF GIFT
TEN COM   As tenants in common         MIN ACT     Uniform Gifts to Minors Act
                                       CUST        Custodian for

         FOR VALUE RECEIVED, I ___________________________________, hereby sell,
                                       [name of seller]

assign and transfer unto _________________________________, _________________,
                                [name of purchaser]         [number of shares]

represented by the Certificate to which this assignment is appended, and do hereby irrevocably constitute and appoint __________________________________
                                       [name of attorney-in-fact]

and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

         Dated _______________________________________, 19_______

Please insert Social Security
or other identifying number of
assignee:_______________________

In the presence of

_______________________________________   _____________________________________
                                                     (signature)

                                          _____________________________________
                                                (printed or typed name)